Exhibit 4.3

XCYTE THERAPIES, INC.

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of November 3, 2004

6% Convertible Subordinated Debentures

-i-

(CONTINUED)

-ii-

(CONTINUED)

-iii-

(CONTINUED)

-iv-

(CONTINUED)

-v-

CROSS REFERENCE SHEET*

Between

Provisions of Trust Indenture Act of 1939 and Indenture, dated as of November 3, 2004, between Xcyte Therapies, Inc. and U.S. Bank National Association, as Trustee, providing for the 6% Convertible Subordinated Debentures:

Section of the Act	Section of Indenture

310(a)(1) and (2)	8.9
310(a)(3) and (4)	Inapplicable
310(b)	8.8 and 8.10(b) and (d)
310(c)	Inapplicable
311(a)	8.13
311(b)	8.13
311(c)	Inapplicable
312(a)	6.1 and 6.2(a)
312(b)	6.2(b)
312(c)	6.2(c)
313(a)	6.3(a)
313(b)(1)	Inapplicable
313(b)(2)	6.3(a)
313(c)	6.3(a)
313(d)	6.3(b)
314(a)	6.4
314(b)	Inapplicable
314(c)(1) and (2)	16.5
314(c)(3)	Inapplicable
314(d)	Inapplicable
314(e)	16.5
314(f)	Inapplicable
315(a), (c) and (d)	8.1
315(b)	7.8
315(e)	7.9
316(a)(1)	7.7
316(a)(2)	Not required
316(a)(last sentence)	9.4
316(b)	11.2
317(a)	7.2
317(b)	5.4 and 13.2
318(a)	16.8

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INDENTURE, dated as of November 3, 2004, between Xcyte Therapies, Inc., a Delaware corporation (hereinafter sometimes called the “Company”, as more fully set forth in Section 1.1), and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as trustee (hereinafter sometimes called the “Trustee”, as more fully set forth in Section 1.1).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 6% Convertible Subordinated Debentures (hereinafter sometimes called the “Debentures”), in an aggregate principal amount not to exceed $29,900,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures, a form of assignment, and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Each of the terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. Each of the terms used in this Indenture, which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such term in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

1.

Affiliate. The term “Affiliate” of any specified person shall mean any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control,” when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Applicable Price. The term “Applicable Price” shall have the meaning specified in Section 15.11(b).

Automatic Conversion. The term “Automatic Conversion” shall have the meaning specified in Section 15.12(a).

Automatic Conversion Date. The term “Automatic Conversion Date” shall have the meaning specified in Section 15.12(a).

Automatic Conversion Notice. The term “Automatic Conversion Notice” shall have the meaning specified in Section 15.12(b).

Board of Directors. The term “Board of Directors” shall mean the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

Board Resolution. The term “Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

Business Day. The term “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close or be closed.

Commission. The term “Commission” shall mean the Securities and Exchange Commission.

Common Stock. The term “Common Stock” shall mean any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

2.

Common Stock Fundamental Change. The term “Common Stock Fundamental Change” shall have the meaning specified in Section 15.11(b).

Company. The term “Company” shall mean Xcyte Therapies, Inc., a Delaware corporation, and subject to the provisions of Article XII, shall include its successors and assigns.

Conversion Price. The term “Conversion Price” shall have the meaning specified in Section 15.4.

Corporate Trust Office. The term “Corporate Trust Office,” or other similar term, shall mean the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 1420 5th Avenue, 7th Floor, PD-WA-T7CT, Seattle, WA 98101, Attention: Carolyn Whalen (Xcyte Therapies, Inc., 6% Convertible Subordinated Debentures).

Custodian. The term “Custodian” shall mean U.S. Bank National Association, as custodian with respect to the Debentures in global form, or any successor entity thereto.

Debenture or Debentures. The terms “Debenture” or “Debentures” shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

Debentureholder; holder. The terms “Debentureholder” or “holder” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture register.

Debenture register. The term “Debenture register” shall have the meaning specified in Section 2.5.

default. The term “default” shall mean any event that is, or after notice or passage of time, or both, would be, an Event of Default.

Depositary. The term “Depositary” shall mean, with respect to the Debentures issuable or issued in whole or in part in global form, the person specified in Section 2.5(d) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

Designated Senior Indebtedness. The term “Designated Senior Indebtedness” shall mean any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be “Designated Senior Indebtedness” for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness).

3.

Event of Default. The term “Event of Default” shall mean any event specified in Section 7.1 continued for the period of time, if any, and after the giving of notice, if any, therein designated.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exchange Date. The term “Exchange Date” shall mean the date on which the Debentures are issued in exchange for all of the outstanding shares of Preferred Stock.

Fundamental Change. The term “Fundamental Change” shall have the meaning specified in Section 15.11(b).

Global Debenture. The term “Global Debenture” shall have the meaning specified in Section 2.5(b).

Indebtedness. The term “Indebtedness” shall mean, with respect to any person, all obligations, whether or not contingent, of such person (i) (a) for borrowed money, whether or not evidenced by a note, debenture, bond, or other written instrument, (b) evidenced by a note, debenture, bond or other written instrument, (c) under a lease required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or under any lease or related document (including a purchase agreement) that provides that the Company is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and the obligations of the Company under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) in respect of letters of credit, bank guarantees or bankers’ acceptances (including reimbursement obligations with respect to any of the foregoing), (e) with respect to Indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title in an encumbrance to which the property or assets of such person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such person’s legal liability, (f) in respect of the balance of deferred and unpaid purchase price of any property or assets, (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements; (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such person or in effect guaranteed by such person through an agreement to purchase (including, without limitation, “take or pay” and similar arrangements), contingent or otherwise (and the obligations of such person under any such assumptions, guarantees or other such arrangements); and (iii) any and all Indebtedness constituting deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

Indenture. The term “Indenture” shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

Make-Whole Interest Payment. The term “Make Whole Interest Payment” shall have the meaning specified in Section 15.13(a).

4.

Non-Stock Fundamental Change. The term “Non-Stock Fundamental Change” shall have the meaning specified in Section 15.11(b).

Officers’ Certificate. The term “Officers’ Certificate”, when used with respect to the Company, shall mean a certificate signed by (a) one of the President, the Chief Executive Officer, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word added before or after the title “Vice President”) and (b) by one of the Treasurer or any Assistant Treasurer, Secretary or any Assistant Secretary or Controller of the Company, which is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

Opinion of Counsel. The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, which is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 16.5 if and to the extent required by the provisions of such Section.

outstanding. The term “outstanding,” when used with reference to Debentures, shall, subject to the provisions of Section 9.4, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

(a) Debentures theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debentures, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust pursuant hereto with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.6 unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide holders in due course; and

(d) Debentures converted into Common Stock pursuant to Article XV and Debentures deemed not outstanding pursuant to Section 3.2.

Payment Blockage Notice. The term “Payment Blockage Notice” has the meaning specified in Section 4.2.

Person. The term “person” shall mean a corporation, a limited liability company, an association, a partnership, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

5.

Predecessor Debenture. The term “Predecessor Debenture” of any particular Debenture shall mean every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.6 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

Preferred Stock. The term “Preferred Stock” shall mean the 6% Convertible Exchangeable Preferred Stock of the Company.

Purchaser Stock Price. The term “Purchaser Stock Price” shall have the meaning specified in Section 15.11(b).

Representative. The term “Representative” means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

Responsible Officer. The term “Responsible Officer”, when used with respect to the Trustee, shall mean an officer of the Trustee assigned to the Corporate Trust Office, and any officer of the Trustee to whom such matter is referred to because of his, her or its knowledge of and familiarity with the particular subject.

Rule 144: The term “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Senior Indebtedness. The term “Senior Indebtedness” means the principal of, premium, if any, and interest on any Indebtedness of the Company (including, without limitation, any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to the foregoing); provided, however, that Senior Indebtedness does not include (i) Indebtedness evidenced by the Debentures, (ii) any liability for federal, state, local or other taxes owed or owing by the Company, (iii) Indebtedness of the Company to any subsidiary of the Company, (iv) any trade payables of the Company incurred in the ordinary course of business, and (v) any indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Debentures.

6.

Subsidiary. The term “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

Trading Day. The term “Trading Day” has the meaning specified in Section 15.5(h)(5).

Trust Indenture Act. The term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Sections 11.3 and 15.6; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

Trustee. The term “Trustee” shall mean U.S. Bank National Association and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

Underwriters. The term “Underwriters” shall mean Piper Jaffray & Co. and JMP Securities LLC.

The definitions of certain other terms are as specified in Article XV.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION

AND EXCHANGE OF DEBENTURES

Section 2.1 Designation, Amount and Issue of Debentures. The Debentures shall be designated as “6% Convertible Subordinated Debentures.” Debentures not to exceed the aggregate principal amount of $26,000,000 (or $29,900,000 if the over-allotment option set forth in the Underwriting Agreement dated October 29, 2004 (as amended from time to time by the parties thereto) by and between the Company and the Underwriters is exercised in full) (except pursuant to Sections 2.5, 2.6, 3.3 and 15.2) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures upon the written order of the Company, signed by the Company’s (a) President, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) Treasurer or Assistant Treasurer or its Secretary or any Assistant Secretary, without any further action by the Company hereunder, provided, however that said Debentures may not be executed, delivered or authenticated unless and until (i) the Company may legally issue said Debentures in accordance with the Delaware General Corporation Law, as amended, and (ii) the Trustee shall have received an Officer’s Certificate and Opinion of Counsel in accordance with Section 16.5. The Debentures may only be issued upon the exchange of all outstanding Preferred Stock.

7.

Section 2.2 Form of Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage.

Any Global Debenture shall represent such of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Debentures from time to time endorsed thereon and that the aggregate amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture. Payment of principal of and interest and premium, if any (including any redemption price), on any Global Debenture shall be made to the holder of such Debenture.

The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.3 Date and Denomination of Debentures; Maturity; Payments of Interest. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Every Debenture shall be dated the date of its authentication and, except as provided in this Section, shall bear interest, payable semiannually on May 1 and November 1 of each year, commencing on the first such date after the Exchange Date, from the most recent date to which interest has been paid or duly provided for, or if no interest has been paid or duly provided for on the Debentures, from the Exchange Date, until payment of the principal sum has been made or fully provided for. The Debentures will mature on the twenty-fifth year anniversary of the Exchange Date, unless earlier converted or redeemed. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, all Debentures authenticated by the Trustee after the close of business on the record date (as defined in this Section 2.3) for any interest payment date (May 1 or November 1, as the case may be) and prior to such interest payment date shall be dated the date of authentication but shall bear interest from such interest payment date, provided, however, that if and to the extent that the Company shall default in interest due on such interest payment date then any such Debenture shall bear interest from the May 1 or the November 1, as the case may

8.

be, immediately preceding the date of such Debenture to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from the Exchange Date.

The person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any record date with respect to any interest payment date (including any Debenture that is converted after the record date and on or before the interest payment date) shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debenture upon any transfer, exchange or conversion subsequent to the record date and on or prior to such interest payment date. Interest may, at the option of the Company, be paid by check mailed to the address of such person on the registry kept for such purposes; provided that, with respect to any holder of Debentures with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder’s Debentures shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee). Interest payable with respect to Debentures held in the form of a Global Debenture shall be paid to the Depositary by wire transfer in immediately available funds in accordance with the applicable procedures of the Depositary. The term “record date” with respect to any interest payment date shall mean the April 15 or October 15 preceding said May 1 or November 1.

Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said May 1 or November 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his, her or it having been such Debentureholder; and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest to be paid on each Debenture and the date of the payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to

9.

be mailed, first-class postage prepaid, to each Debentureholder as of such special record date at his, her or its address as it appears in the Debenture register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the persons in whose names the Debentures (or their respective Predecessor Debentures) were registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.4 Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the facsimile signature of its President, its Chief Executive Officer, any of its Executive or Senior Vice Presidents, or any of its Vice Presidents (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 16.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Debentures shall cease to be such officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

Section 2.5 Exchange and Registration of Transfer of Debentures.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 5.2 being herein sometimes collectively referred to as the “Debenture register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form

10.

within a reasonable period of time. The Trustee is hereby initially appointed “Debenture registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 5.2. There shall be only one Debenture register.

Upon surrender for registration of transfer of any Debenture to the Debenture registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.5, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount. Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures which the Debentureholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Debentures presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee, the Debenture registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Debentureholder thereof or his, her or its attorney duly authorized in writing.

No service charge shall be charged to the Debentureholder for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

None of the Company, the Trustee, the Debenture registrar or any co-registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed or (b) any Debentures called for redemption or, if a portion of any Debenture is selected or called for redemption, such portion thereof selected or called for redemption or (c) any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion.

All Debentures issued upon any transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

(b) So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Debentures that are so eligible may be represented by a Debenture or Debentures in global form (the “Global Debenture” or “Global Debentures”) registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer, conversion and exchange of beneficial interests in the Global Debenture shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

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Transfers of interests in a Global Debenture will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Transfer Agent shall make appropriate endorsements to reflect increases or decreases in the Global Debenture as set forth on the face of the Global Debenture to reflect any such transfers.

Except as provided below, beneficial owners of an interest in a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debentures. No definitive Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in a Global Debenture. The Trustee shall issue Debentures in definitive form upon any transfer of a beneficial interest in any Global Debenture to the Company or any Affiliate of the Company.

(c) Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or any other exchange or automated quotation system in which the Debentures are then authorized for trading in order to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

(d) Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.5(d)), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Debentures. Initially, the Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

If at any time the Depositary for a Global Debenture notifies the Company that it is unwilling or unable to continue as Depositary for such Global Debenture, the Company may appoint a successor Depositary with respect to such Global Debenture. If a successor Depositary for the Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee will authenticate and deliver, Debentures in certificated form, in an aggregate principal amount equal to the principal amount of the Global Debenture, in exchange for such Global Debenture. Debentures in definitive form issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.5(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Debentures in certificated form to the persons in whose names such Debentures in definitive form are so registered.

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At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled for Debentures in definitive form, or transferred to a transferee who receives Debentures in definitive form, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Debentures in certificated form, redeemed, converted, exchanged, repurchased by the Company or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

(e) Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Debenture or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144). Any Debenture or Common Stock issued in definitive form to the Company or any Affiliate thereof shall be endorsed with or have incorporated in the text thereof such legends or recitals as necessary to set forth the foregoing restrictions.

Section 2.6 Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such

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authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any paying agent or conversion agent of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every substitute Debenture issued pursuant to the provisions of this Section 2.6 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.7 Temporary Debentures. Pending the preparation of definitive Debentures or any Global Debenture, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay the Company will execute and deliver to the Trustee or such authenticating agent definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 5.2 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as definitive Debentures authenticated and delivered hereunder.

Section 2.8 Cancellation of Debentures Paid, Etc. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer, shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall destroy canceled Debentures and, after such destruction, shall, if requested by the Company, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

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ARTICLE III

REDEMPTION OF DEBENTURES

Section 3.1 Redemption Prices. The Company may, at its option, redeem all or from time to time any part of the Debentures on any date prior to maturity, upon notice as set forth in Section 3.2, and at the optional redemption prices set forth in the form of Debenture attached as Exhibit A hereto, together with accrued interest, if any, to, but excluding, the date fixed for redemption, provided, however, that no such redemption shall be effected before November 6, 2007.

Section 3.2 Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.1, it shall fix a date for redemption, and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least twenty (20) and not more than sixty (60) days prior to the date fixed for redemption to the holders of Debentures so to be redeemed as a whole or in part at their last addresses as the same appear on the Debenture register (provided that if the Company shall give such notice, it shall also give such notice, and notice of the Debentures to be redeemed, to the Trustee). If fewer than all the Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than thirty-five (35) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.

Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the date fixed for redemption, the redemption price at which Debentures are to be redeemed, the CUSIP number or numbers for the Debentures to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

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On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.2, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.4) an amount of money sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to, but excluding, the date fixed for redemption; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. If any Debenture called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust.

If fewer than all the Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof to be redeemed (in principal amounts of $1,000 or integral multiples thereof), by lot or, in its sole discretion, on a pro rata basis. If any Debenture selected for partial redemption is converted in part after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the mailing of the notice of redemption.

Upon any redemption of less than all Debentures, the Company and the Trustee may (but need not) treat as outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as not outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

Section 3.3 Payment of Debentures Called for Redemption. If notice of redemption has been given as above provided, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued to, but excluding, the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued to, but excluding, said date) interest on the Debentures or portion of Debentures so called for redemption shall cease to accrue and such Debentures shall cease after the close of business on the Business Day next preceding the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.5 and 13.4, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to, but excluding, the date fixed for redemption. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof to be

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redeemed shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to, but excluding, the date fixed for redemption; provided that, if the applicable redemption date is an interest payment date, the semi-annual payment of interest becoming due on such date shall be payable to the holders of such Debentures registered as such on the relevant record date subject to the terms and provisions of Section 2.3 hereof.

Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a default in payment of interest or premium on the Debentures or of any Event of Default of which, in the case of any Event of Default other than under Section 7.1(a) or (b), a Responsible Officer of the Trustee has knowledge. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture and such Debenture shall remain convertible into Common Stock until the principal and premium, if any, shall have been paid or duly provided for.

Section 3.4 Conversion Arrangement on Call for Redemption. In connection with any redemption of Debentures, the Company may arrange for the purchase and conversion of any Debentures by an agreement with one or more investment bankers or other purchasers to purchase such Debentures by paying to the Trustee in trust for the Debentureholders, on or before the date fixed for redemption, an amount not less than the applicable redemption price, together with interest accrued to the date fixed for redemption, of such Debentures. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the redemption price of such Debentures, together with interest accrued to, but excluding, the date fixed for redemption, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, a copy of which will be filed with the Trustee prior to the date fixed for redemption, any Debentures not duly surrendered for conversion by the holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such holders and (notwithstanding anything to the contrary contained in Article XV) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Debentures shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would monies deposited with it by the Company for the redemption of Debentures. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Debentures between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses

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incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE IV

SUBORDINATION OF DEBENTURES

Section 4.1 Agreement of Subordination. The Company covenants and agrees, and each holder of Debentures issued hereunder by his, her or its acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article IV; and each person holding any Debenture, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on all Debentures (including, but not limited to, the redemption price with respect to the Debentures to be redeemed, as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to holders of Senior Indebtedness of all Senior Indebtedness.

No provision of this Article IV shall prevent the occurrence of any default or Event of Default hereunder.

Section 4.2 Payments to Debentureholders. No payment shall be made with respect to the principal of, or premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures to be redeemed, as provided in this Indenture), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, if:

(a) a default in the payment of principal, premium, if any, interest, or other obligations due on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

(b) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a “Payment Blockage Notice”) from the Company or holder or Representative of Designated Senior Indebtedness.

If the Trustee receives any Payment Blockage Notice pursuant to clause (b) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 365 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, premium, if any, and interest on the Debentures that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

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The Company may and shall resume payments on and distributions in respect of the Debentures upon the earlier of:

(1) the date upon which the default is cured or waived or ceases to exist, or

(2) in the case of a default referred to in clause (b) above, the earlier of (x) the date such default is cured or waived or ceases to exist and (y) 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article IV otherwise prohibits the payment or distribution at the time of such payment or distribution.

Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness or payment thereof provided for in cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures (except payments made pursuant to Article XIII from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution, winding-up, liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings); and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy, insolvency, receivership or other such proceedings, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee under this Indenture would be entitled, except for the provision of this Article IV, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders or as otherwise required by law or a court order) or their respective Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to holders of Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee under this Indenture.

In the event of the acceleration of the Debentures pursuant to Article VII, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, premium, if any, or interest on the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.2), except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 4.5, until all Senior Indebtedness has been paid in full in cash or other

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payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Debentures is accelerated pursuant to Article VII, the Company shall promptly notify holders of Senior Indebtedness of such acceleration.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by the Trustee under this Indenture or by any holders of the Debentures before all Senior Indebtedness is paid in full in cash or other payment satisfactory to holders of Senior Indebtedness, or provision is made for in cash or other payment satisfactory to holders of Senior Indebtedness, such payment or distribution shall be held by the recipient or recipients in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

For purposes of this Article IV, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated (at least to the extent provided in this Article IV with respect to the Debentures) to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or adjustment, and (ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or by the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article XII.

Nothing in this Section 4.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6. This Section 4.2 shall be subject to the further provisions of Section 4.5.

Section 4.3 Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article IV (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to other indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of

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subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article IV, and no payment over pursuant to the provisions of this Article IV, to or for the benefit of the holders of Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Debentures pursuant to the subrogation provisions of this Article IV, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Debentures. It is understood that the provisions of this Article IV are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Nothing contained in this Article IV or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article IV of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article IV, the Trustee, subject to the provisions of Section 8.1, and the holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article IV.

Section 4.4 Authorization by Debentureholders. Each holder of a Debenture by his, her or its acceptance thereof authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article IV and appoints the Trustee his, her or its attorney-in-fact for any and all such purposes.

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Section 4.5 Notice to Trustee. The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Debentures pursuant to the provisions of this Article IV. Notwithstanding the provisions of this Article IV or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default or event of default with respect to any Senior Indebtedness or of any other facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article IV, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a holder or holders or Representative of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such holder or Representative; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date at least two (2) Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Debenture), the Trustee shall not have received with respect to such monies the notice provided for in this Section 4.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

Notwithstanding anything to the contrary hereinbefore set forth, nothing shall prevent (a) any payment by the Company or the Trustee to the Debentureholders of amounts in connection with a redemption of Debentures if (i) notice of such redemption has been given to the holders of Debentures pursuant to Article III prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than sixty (60) days before the redemption date, or (b) any payment by the Trustee to the Debentureholders of monies deposited with it pursuant to Section 13.1.

The Trustee, subject to the provisions of Section 8.1, shall be entitled to rely on the delivery to it of a written notice by a person representing himself, herself or itself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article IV, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article IV, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

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Section 4.6 Trustee’s Relation to Senior Indebtedness. The Trustee and any agent of the Company or the Trustee in its individual capacity shall be entitled to all the rights set forth in this Article IV in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 8.13 or elsewhere in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder. Nothing in this Article IV shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.6.

With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article IV, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Sections 4.2, 4.5 and 8.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article IV or otherwise.

Section 4.7 No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section 4.8 Certain Conversions and Make-Whole Interest Payment in Common Stock Not Deemed Payment. For the purposes of this Article IV only, (1) the issuance and delivery of junior securities upon (i) conversion of Debentures in accordance with Article XV or (ii) the payment of any Make-Whole Interest Payment in Common Stock in accordance with Section 15.13 in the manner specified in such Section shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on Debentures or on account of the purchase or other acquisition of Debentures, and will therefor not be subject to the subordination provisions of Article IV and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 15.3), property or securities (other than junior securities) upon conversion of a Debenture shall be deemed to constitute payment on account of the principal of such Debenture. For the purposes of this Section, the term “junior securities” means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with Article XV.

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Section 4.9 Article Applicable to Paying Agents. If at any time any paying agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 4.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as paying agent.

Section 4.10 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) shall have the right to rely upon this Article IV, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

ARTICLE V

PARTICULAR COVENANTS OF THE COMPANY

Section 5.1 Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

Section 5.2 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, or the office or agency of the Trustee or an Affiliate of the Trustee, in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates the Trustee as paying agent, Debenture registrar, Custodian and conversion agent. The Corporate Trust Office and the office or agency of the Trustee in the Borough of Manhattan, The City of New York (which shall initially be U.S. Bank National Association located at 100 Wall Street, Suite 1600, EX-NY-WALL, New York, NY 10005) shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

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So long as the Trustee is the Debenture registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 8.10(a) and the third paragraph of Section 8.11.

Section 5.3 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.4 Provisions as to Paying Agent.

(a) If the Company shall appoint a paying agent other than the Trustee, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.4:

(1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

(2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of and premium, if any, or interest on the Debentures when the same shall be due and payable; and

(3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent a sum sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that if such deposit is made on the due date, such deposit must be received by the paying agent by 10:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

(c) Anything in this Section 5.4 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 5.4, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

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(d) Anything in this Section 5.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 5.4 is subject to Sections 13.3 and 13.4.

Section 5.5 Existence. Subject to Article XII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 5.6 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.7 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year in which the Exchange Date falls), an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 5.7 shall be delivered to the Trustee at its Corporate Trust Office.

Section 5.8 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

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ARTICLE VI

DEBENTUREHOLDERS’ LISTS AND REPORTS

BY THE COMPANY AND THE TRUSTEE

Section 6.1 Debentureholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each April 15 and October 15 in each year beginning with the immediately succeeding April 15 or October 15 after the Exchange Date, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

Section 6.2 Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 6.1 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.1 upon receipt of a new list so furnished.

(b) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

Section 6.3 Reports by Trustee.

(a) Within 60 days after May 1 of each year commencing with the year in which the Exchange Date falls, the Trustee shall transmit to holders of Debentures such reports dated as of May 1 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to Section 313 of the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange or automated quotation system upon which the Debentures are listed, with the Commission and with the Company. The Company will notify the Trustee when the Debentures are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

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Section 6.4 Reports by Company.

(a) The Company (and any obligor upon the Debentures) shall file with the Trustee and the Commission, and transmit to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

(b) The Company will deliver to the Trustee (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management’s discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated management’s discussion and analysis of the financial condition and results of operations of the Company for such quarter; provided that the foregoing statements and reports shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to Section 6.4(a). The Trustee shall have no liability as regards the substance of the information provided by the Company or its agents pursuant to this Section 6.4.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.1 Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a) default in the payment of the principal of and premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise, whether or not such payment is prohibited by the provisions of Article IV; or

(b) default in the payment of any installment of interest, upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days, whether or not such payment is prohibited by the provisions of Article IV; or

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(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of forty-five (45) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

(d) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of Indebtedness, in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for thirty (30) days after written notice thereof shall have been given to the Company by the Trustee or to the Company and a Responsible Officer of the Trustee or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

(e) a default by the Company with respect to any Indebtedness which default results in the acceleration of Indebtedness in an amount in excess of $5,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of thirty (30) days after written notice thereof shall have been given to the Company by the Trustee or to the Company and a Responsible Officer of the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Debentures at the time outstanding determined in accordance with Section 9.4; or

(f) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(g) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 7.1(f) or (g)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the

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Debentures then outstanding hereunder determined in accordance with Section 9.4, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of and premium, if any, on all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 7.1(f) or (g) occurs and is continuing, the principal of and premium, if any, on all the Debentures and the interest accrued thereon shall be immediately due and payable. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 8.6, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.7, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify the Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been instituted.

Section 7.2 Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment by the Company of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by declaration under this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of

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interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest on the Debentures to the registered holders, whether or not the Debentures are overdue.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

In the case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.2, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.6; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Debentureholder any plan of reorganization or arrangement affecting

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the Debentures or the rights of any Debentureholder, or to authorize the Trustee to vote in respect of the claim of any Debentureholder in any such proceeding; provided, however, that the Trustee may, on behalf of the Debentureholders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee established with respect to such bankruptcy.

All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

Section 7.3 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article VII shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First: To the payment of all amounts due the Trustee under Section 8.6;

Second: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the persons entitled thereto;

Third: Subject to the provisions of Article IV, in case the principal of the outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

Fourth: Subject to the provisions of Article IV, to the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 7.4 Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the

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appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.7; it being understood and intended that no one or more holders of Debentures shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of Debentures, or to obtain or seek to obtain priority or preference over any other holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders of Debentures.

Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of and premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such holder.

Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the Trustee or the holder of any other Debenture, in his, her or its own behalf and for his, her or its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his, her or its rights of conversion as provided herein.

Section 7.5 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.6 Remedies Cumulative and Continuing. Except as provided in Section 2.6, all powers and remedies given by this Article VII to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein; and, subject to the

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provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

Section 7.7 Direction of Proceedings and Waiver of Defaults by Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.4 shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.4 may on behalf of the holders of all of the Debentures waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, the Debentures, (ii) a failure by the Company to convert any Debentures into Common Stock or (iii) a default in respect of a covenant or provision hereof which under Article XI cannot be modified or amended without the consent of the holders of all Debentures then outstanding affected thereby. Upon any such waiver the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 7.7, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 7.8 Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of default in the payment of the principal of, or premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the Debentureholders.

Section 7.9 Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his, her or its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.9 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with

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Section 9.4, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debenture (including, but not limited to, the redemption price with respect to the Debentures being redeemed, as provided in this Indenture) on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article XV.

Section 7.10 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any holder of any Debenture to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the holders of Debentures may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Debentures, as the case may be.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.1 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

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(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable to any Debentureholder with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.4 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.2 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.1:

(a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in

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its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity from the Debentureholders against such expenses or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; and

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.3 No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.4 Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture registrar.

Section 8.5 Monies to Be Held in Trust. Subject to the provisions of Section 13.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.6 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and

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disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Trustee or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.6 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust herewith for the benefit of the holders of particular Debentures prior to the date of the accrual of such unpaid compensation or indemnifiable claim. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 7.1(f) or (g) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 8.7 Officers’ Certificate as Evidence. Except as otherwise provided in Section 8.1 or Section 8.2, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.8 Conflicting Interests of Trustee.

(a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

(b) In the event that the Trustee shall fail to comply with Subsection (a) of this Section 8.8, the Trustee shall transmit notice of such failure to the holders of Debentures to the extent and in the manner provided by, and subject to, the provisions of the Trust Indenture Act.

Section 8.9 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus (together with its corporate parent) of at least $50,000,000. If such person publishes reports of condition at least annually, pursuant to law or to the

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requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 8.10 Resignation or Removal of Trustee.

(a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the holders of Debentures at their addresses as they shall appear on the Debenture register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 7.9, on behalf of himself, herself or itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with Section 8.8(a) after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.9 and shall fail to resign after written request therefor by the Company or by any such Debentureholder, or

(3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.9, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself, herself or itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

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(c) The holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Debentureholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.6, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 8.6.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.8 and be eligible under the provisions of Section 8.9.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the former trustee shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created hereunder), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the trust business of the Trustee such corporation shall be qualified under the provisions of Section 8.8 and eligible under the provisions of Section 8.9.

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In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures and the Trust Indenture Act is applicable hereto), the Trustee shall be subject to the provisions of Section 311(a) of the Trust Indenture Act or, if applicable, Section 311(b) of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE IX

CONCERNING THE DEBENTUREHOLDERS

Section 9.1 Action by Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of Article X, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.2 Proof of Execution by Debentureholders. Subject to the provisions of Sections 8.1, 8.2 and 10.5, proof of the execution of any instrument by a Debentureholder or his, her or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture register or by a certificate of the Debenture registrar. The record of any Debentureholders’ meeting shall be proved in the manner provided in Section 10.6.

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Section 9.3 Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem the person in whose name such Debenture shall be registered upon the Debenture register to be, and may treat him, her or it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his, her or its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

Section 9.4 Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.4 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or an Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described persons; and, subject to Section 8.1, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.

Section 9.5 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture which is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.2, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

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ARTICLE X

DEBENTUREHOLDERS’ MEETINGS

Section 10.1 Purpose of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:

(1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article VII;

(2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article VIII;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.2;

(4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law; or

(5) to take any other action authorized by this Indenture or under applicable law.

Section 10.2 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 10.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.1, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 10.3 Call of Meetings by Company or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the

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Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.1, by mailing notice thereof as provided in Section 10.2.

Section 10.4 Qualifications for Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 10.5 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 10.3, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.4, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him, her or it; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by him, her or it or instruments in writing as aforesaid duly designating him, her or it as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 10.2 or 10.3 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 10.6 Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution

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and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.2. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 10.7 No Delay of Rights by Meeting. Nothing in this Article X contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

ARTICLE XI

SUPPLEMENTAL INDENTURES

Section 11.1 Supplemental Indentures Without Consent of Debentureholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 15.6;

(b) subject to Article IV, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property or assets;

(c) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article XII;

(d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular

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period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchange of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the holders of the Debentures;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures; or

(h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 11.2.

Section 11.2 Supplemental Indentures with Consent of Debentureholders. With the consent (evidenced as provided in Article IX) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding (determined in accordance with Section 9.4), the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or adversely affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or change or impair the right to convert the

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Debentures into Common Stock subject to the terms set forth herein in any respect adverse to the holder thereof, including Section 15.6, or modify the provisions of this Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding or reduce the percentage of Debentures, the holders of which are required to consent to any waiver or modify any of the provisions of this Section or Section 7.7, except to increase any such percentage or to provide that certain of the provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture.

Up to and prior to the close of business on the Exchange Date, only the holders of shares of Preferred Stock shall be entitled to vote on any amendments or supplements to this Indenture as provided above.

Upon the request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in is discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Debentureholders under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Section 11.3 Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article XI shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 11.4 Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article XI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 16.11) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.

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Section 11.5 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Sections 8.1 and 8.2, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article XI.

ARTICLE XII

MERGER, SALE OR CONSOLIDATION

Section 12.1 Limitation on Merger, Sale or Consolidation. The Company shall not consolidate with or merge with or into another person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (i) either (A) in the case of a consolidation or merger, the Company is the surviving entity or (B) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Debentures and the Indenture; (ii) no default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, conveyance or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

Section 12.2 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance or lease and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Xcyte Therapies, Inc. any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale or conveyance (but not in the event of such

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lease), the person named as the “Company” in the first paragraph of this Indenture, or any successor which shall thereafter have become such in the manner prescribed in this Article XII and which shall have transferred its rights and obligations hereunder to another successor in the manner prescribed in this Article XII, may be dissolved, wound up and liquidated at any time thereafter and such person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.

In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

ARTICLE XIII

SATISFACTION AND DISCHARGE OF INDENTURE

Section 13.1 Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall irrevocably deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Debentures and maintenance of an office therefor, (ii) rights hereunder of Debentureholders to receive payments of principal of and premium, if any, and interest on, the Debentures and the other rights, duties and obligations of Debentureholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 16.5 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

Section 13.2 Deposited Monies to Be Held in Trust by Trustee. Subject to Section 13.4, all monies deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article IV, either directly or through any paying agent (including the Company if acting as its own paying agent), to the

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holders of the particular Debentures for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

Section 13.3 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

Section 13.4 Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the holders of Debentures for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Debentures shall thereafter look only to the Company for any payment which such holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 13.5 Reinstatement. If (i) the Trustee or the paying agent is unable to apply any money in accordance with Section 13.2 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application and (ii) the holders of at least a majority in principal amount of the then outstanding Debentures so request by written notice to the Trustee, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.1 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 13.2; provided, however, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money held by the Trustee or paying agent.

ARTICLE XIV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 14.1 Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.

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ARTICLE XV

CONVERSION OF DEBENTURES

Section 15.1 Holder’s Right to Convert. Subject to and upon compliance with the provisions of this Indenture, the holder of any Debenture shall have, at his, her or its option, the right, at any time on or prior to the close of business on the twenty-fifth anniversary of the Exchange Date (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in the fourth paragraph of Section 15.2, at the close of business on the Business Day immediately preceding the date fixed for redemption of such Debenture or portion of a Debenture unless the Company shall default in payment due upon redemption thereof) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 15.2. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has converted his, her or its Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article XV. In the event that the holder elects to convert some of all of its Debentures to Common Stock prior to November 3, 2007, the Company will pay the Make-Whole Interest Payment upon satisfaction of the requirements for conversion set forth in this Section 15.1 pursuant to the terms in Section 15.13.

Section 15.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Debenture, the holder of any such Debenture to be converted in whole or in part shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 5.2, accompanied by the funds, if any, required by the last paragraph of this Section 15.2, and shall give written notice of conversion in the form provided on the Debentures (or such other notice which is acceptable to the Company) to the office or agency that the holder elects to convert such Debenture or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 15.7. Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or his, her or its duly authorized attorney.

In order to exercise the conversion privilege with respect to any interest in a Global Debenture, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an

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interest in such Global Debenture, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by the penultimate paragraph of this Section 15.2 and any transfer taxes, if required pursuant to Section 15.7.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such holder or, if shares issuable on conversion are to be issued in a name other than that of the Debentureholder (as if such transfer were a transfer of the Debenture or Debentures (or portion thereof) so converted), to such other person, at the office or agency maintained by the Company for such purpose pursuant to Section 5.2, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article, the payment (in appropriate form) of the Make-Whole Interest Payment, if any, payable upon such conversion, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 15.3 (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above). In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.3, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Debenture so surrendered, without charge to him, her or it, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Each conversion pursuant to Section 15.1 shall be deemed to have been effected as to any such Debenture (or portion thereof) on the date on which the requirements set forth above in this Section 15.2 have been satisfied as to such Debenture (or portion thereof), and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that if any such surrender occurs on any date when the stock transfer books of the Company shall be closed, the conversion shall be effected on the next succeeding day on which such stock transfer books are open, and the person in whose name the certificates are to be issued shall be the record holder thereof for all purposes, but such conversion shall be at the Conversion Price in effect on the date upon which such Debenture shall be surrendered.

Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby.

Any Debenture or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date through the close of business on the Business Day next preceding such interest payment date shall (unless (a) such Debenture or portion thereof being converted shall have been called for redemption and a notice of redemption has been sent to the holders of the Debentures pursuant to Section 3.2 or (b) the Company has elected to automatically convert such Debenture or portion thereof and has issued an Automatic Conversion Notice in accordance with Section 15.12) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Company, of an amount

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equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a default in the payment of interest on the Debentures. The Trustee shall not be required to accept for conversion any Debentures not accompanied by any payment required by the preceding sentence. Except as provided above in this Section 15.2 or Section 15.13, no adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article.

Section 15.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures (whether pursuant to Section 15.1 or Section 15.12). If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefor in cash at the current market value thereof to the holder of Debentures. The current market value of a share of Common Stock shall be the Closing Price on the first Trading Day immediately preceding the day on which the Debentures (or specified portions thereof) are deemed to have been converted and such Closing Price shall be determined as provided in Section 15.5(h).

Section 15.4 Conversion Price. The conversion price shall be as specified in the form of Debenture (herein called the “Conversion Price”) attached as Exhibit A hereto, subject to adjustment as provided in this Article XV.

Section 15.5 Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 15.5(h)) fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 15.5(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the

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Current Market Price (as defined in Section 15.5(h)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 15.5(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding (1) any rights or warrants referred to in Section 15.5(b) or (2) dividends and distributions paid exclusively in cash (the foregoing hereinafter in this Section 15.5(d) called the “Securities”)), then, in each such case, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 15.5(h)) with respect to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in Section 15.5(h)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the

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portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of Securities such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 15.5(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 15.5(h) to the extent possible, unless the Board of Directors in a board resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Debentureholder.

For purposes of this Section 15.5(d) and Sections 15.5(a) and (b), any dividend or distribution to which this Section 15.5(d) is applicable that also includes shares of Common Stock to which 15.5(a) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 15.5(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock to which 15.5(a) applies or rights or warrants to which Section 15.5(b) applies (and any Conversion Price reduction required by this Section 15.5(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 15.5(a) and (b) with respect to such dividend or distribution shall then be made, except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 15.5(a) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 15.5(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 15.5(a).

In the event that the Company implements a stockholders’ rights plan (a “New Rights Plan”) or amends any existing stockholders’ rights plan (as amended, an “Amended Rights Plan” and together with any New Rights Plan, a “Rights Plan”), such Rights Plan shall provide that upon conversion of the Debentures the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights under such Rights Plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to the Rights Plan complying with the requirements set forth in the immediately preceding sentence of this

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paragraph shall not constitute a distribution of rights or warrants for purposes of this Section 15.5(d). Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 15.5(d) (and no adjustment to the Conversion Price under this Section 15.5(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 15.5(d), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.6 applies or as part of a distribution referred to in Section 15.5(d)), then, immediately after the close of business on the Record Date with respect to such distribution, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction (i) the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date and (ii) the denominator of which shall be equal to the Current Market Price on such date, provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Debentureholder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash such holder would have received had such holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. Any cash distribution to all holders of Common Stock as to which the Company

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makes the election permitted by Section 15.5(n) and as to which the Company has complied with the requirements of such Section shall be treated as not having been made for all purposes of this Section 15.5(e).

(f) In case a tender offer made by the Company or of any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment of consideration to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) then, immediately prior to the opening of business on the day after the date upon which occurred the last time tenders could have been made pursuant to such tender offer (the “Expiration Time”), the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 15.5(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 15.5(f).

(g) In case of a tender or exchange offer made by a person other than the Company or any Subsidiary for an amount which increases the offeror’s ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the “Tender Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and with respect to which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the

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denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Tender Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such person is obligated to purchase shares pursuant to any such tender or exchange offer, but such person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 15.5(g) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article XII.

(h) For purposes of this Section 15.5, the following terms shall have the meaning indicated:

(1) “Closing Price” with respect to any securities on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market or New York Stock Exchange, as applicable, or, if such security is not listed or admitted to trading on such Nasdaq National Market or New York Stock Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

(2) “Current Market Price” shall mean the lesser of (a) the Closing Price per share of Common Stock on the date in question and (b) the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs during such ten (10) consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution or Fundamental Change requiring such computation) that

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requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the “ex” date for the issuance or distribution or Fundamental Change requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance, distribution or Fundamental Change requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 15.5(d), (f) or (g), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Sections 15.5(f) or (g), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 15.5(a), (b), (c), (d), (e), (f) or (g) occurs on or after the Expiration Time or the Tender Expiration Time, as the case may be, for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time or Tender Expiration Time, as the case may be, of such offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 15.5, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 15.5 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(3) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(4) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other

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property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(5) “Trading Day” shall mean (x) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

(i) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 15.5(a), (b), (c), (d), (e), (f) and (g), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the Board of Directors shall have made a determination that such reduction would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the holder of each Debenture at his, her or its last address appearing on the Debenture register provided for in Section 2.5 a notice of the reduction at least fifteen (15) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 15.5(j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XV shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock.

(k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Price and may assume without inquiry that the last Conversion Price of which it has knowledge remains in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of

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each Debenture at his, her or its last address appearing on the Debenture register provided for in Section 2.5, within twenty (20) days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) In any case in which this Section 15.5 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 15.3.

(m) For purposes of this Section 15.5, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(n) In lieu of making any adjustment to the Conversion Price pursuant to Section 15.5(e), the Company may elect to reserve an amount of cash for distribution to the holders of the Debentures upon the conversion of the Debentures so that any such holder converting Debentures will receive upon such conversion, in addition to the shares of Common Stock and other items to which such holder is entitled, the full amount of cash which such holder would have received if such holder had, immediately prior to the Record Date for such distribution of cash, converted its Debentures into Common Stock, together with any interest accrued with respect to such amount, in accordance with this Section 15.5(n). The Company may make such election by providing an Officers’ Certificate to the Trustee to such effect on or prior to the payment date for any such distribution and depositing with the Trustee on or prior to such date an amount of cash equal to the aggregate amount the holders of the Debentures would have received if such holders had, immediately prior to the Record Date for such distribution, converted all of the Debentures into Common Stock. Any such funds so deposited by the Company with the Trustee shall be invested by the Trustee in marketable obligations issued or fully guaranteed by the United States government with a maturity not more than three (3) months from the date of issuance. Upon conversion of Debentures by a holder, the holder will be entitled to receive, in addition to the Common Stock issuable upon conversion, an amount of cash equal to the amount such holder would have received if such holder had, immediately prior to the Record Date for such distribution, converted its Debenture into Common Stock, along with such holder’s pro rata share of any accrued interest earned as a consequence of the investment of such funds. Promptly after making an election pursuant to this Section 15.5(n), the Company shall give or shall cause to be given notice to all Debentureholders of such election, which notice shall state the amount of cash per $1,000 principal amount of Debentures such holders shall be entitled to receive (excluding interest) upon conversion of the Debentures as a consequence of the Company having made such election.

Section 15.6 Reclassification, Consolidation, Merger or Sale. If any transaction shall occur (including, without limitation (a) any recapitalization or reclassification of shares of Common Stock (other than a change in par value, or from par value to no par value, or from no

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par value to par value, or as a result of a subdivision or combination of Common Stock), (b) any consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Stock), (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which either shares of Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of the Company, the holders of Common Stock shall be entitled to receive other securities, cash or other property, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such recapitalization, reclassification, change, consolidation, merger, sale, transfer or share exchange, execute and deliver to the Trustee a supplemental indenture providing that the holder of each Debenture then outstanding shall have the right thereafter, to convert such Debenture only into: (x) in the case of any such transaction that does not constitute a Common Stock Fundamental Change (as defined in Section 15.11(b)) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock issuable upon conversion of such Debentures immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined in Section 15.11(b)), to any adjustment in the Conversion Price in accordance with Section 15.11(a)(i) and (y) in the case of any such transaction that constitutes a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined in accordance with Section 15.11(a)(ii). Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in this Article XV. If, in the case of any such consolidation, merger, transfer or lease, the capital stock and other securities and assets (including cash) receivable thereupon by a holder of Common stock includes shares of capital stock or other securities or assets of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, transfer or lease, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The above provisions of this Section shall similarly apply to successive recapitalizations, consolidations, mergers, sales, transfers or share exchanges.

In the event the Company shall execute a supplemental indenture pursuant to this Section 15.6, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of capital stock or securities or assets (including cash) receivable by holders upon the conversion of their Debentures after any such recapitalization, reclassification, change, consolidation, merger, sale, transfer or share exchange and any adjustment to be made with respect thereto.

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Section 15.7 Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the holders of such shares for any issuance tax in respect thereof imposed by the government of the United States or any political subdivision thereof or other cost incurred by the Company in connection with such conversion and/or the issuance of such shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 15.8 Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion, and no Debenture shall be issued unless such sufficient number of shares has been reserved and are available for issuance upon conversion of Debentures under this Article XV.

The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, a sufficient number of shares of Common Stock for the purpose of effecting conversions of the Debentures not theretofore converted into Common Stock. For purposes of this reservation of Common Stock, the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding Debentures shall be computed as if at the time of computation all outstanding Debentures were held by a single holder. The issuance of shares of Common Stock upon conversion of the Debentures is authorized in all respects.

Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof. The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

The Company further covenants that if at any time the Common Stock shall be listed on the Nasdaq National Market or any other national securities exchange or automated quotation system the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Debentures.

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Section 15.9 Responsibility of Trustee. Except as otherwise expressly provided for in this Article XV, the Company is solely responsible for performing the duties and responsibilities contained in this Article XV. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.1, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 15.6 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 15.6 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 8.1, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 15.10 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (that would require an adjustment in the Conversion Price pursuant to Section 15.5); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his, her or its address appearing on the Debenture register, provided for in Section

64.

2.5 of this Indenture, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

Section 15.11 Adjustments to Conversion Price in the Event of a Fundamental Change.

(a) Notwithstanding any other provision in this Article XV to the contrary, if any Fundamental Change (as defined below) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change.

For purposes of calculating any adjustment to be made pursuant to this Section 15.11 in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change, and (b) the date, if any, fixed for determination of stockholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock):

(i) in the case of a Non-Stock Fundamental Change, the Conversion Price of the Debentures immediately following such Non-Stock Fundamental Change shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article XV and (B) the product of (1) the Applicable Price (as defined in Section 15.11(b)) and (2) a fraction, the numerator of which is $1000 and the denominator of which is (x) the amount of the redemption price for each $1,000 principal amount of Debentures if the redemption date were the date of such Non-Stock Fundamental Change (or if the date of such Non-Stock Fundamental Change falls within the period commencing on the first date of original issuance of the Debentures and through October 31, 2005, the twelve-month period commencing November 1, 2005 or the twelve-month period commencing November 1, 2006, the product of 106.0%, 105.4% or 104.8%, respectively, times $1000) plus (y) any accrued interest and unpaid interest thereon to, but excluding, the date of such Non-Stock Fundamental Change; and

(ii) in the case of a Common Stock Fundamental Change, the Conversion Price of the Debentures immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock

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Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to Section 15.5 multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined in Section 15.11(b)) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the Conversion Price immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

(b) For purposes of this Section 15.11, the following terms shall have the meaning indicated:

(i) “Applicable Price” means (i) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash received by a holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the daily Closing Price (determined as provided in Section 15.5(h)(1)) for one share of Common Stock during the 10 Trading Days (determined as provided in Section 15.5(h)(5)) immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets. The Closing Price on any Trading Day may be subject to adjustment as provided in Section 15.5(h)(1).

(ii) “Common Stock Fundamental Change” means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors) of the consideration received by holders of Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Debentures continue to exist as outstanding Debentures or (ii) not later than the occurrence of such Fundamental Change, the outstanding Debentures are converted into or exchanged for debentures have terms substantially similar (but no less favorable) to those of the Debentures.

(iii) “Fundamental Change” means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer,

66.

liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of any such series of transactions or events, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of the Common Stock received in the transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

(iv) “Non-Stock Fundamental Change” means any Fundamental Change other than a Common Stock Fundamental Change.

(v) “Purchaser Stock Price” means, with respect to any Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of the Common Stock in such Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of the Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of the Common Stock shall have the right to receive such common stock.

Section 15.12 Automatic Conversion by the Company.

(a) The Company may elect to automatically convert all or any portion of the Debentures (an “Automatic Conversion”) at any time prior to maturity if the Closing Price of the Company’s Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice. If fewer than all the outstanding Debentures are to be converted in connection with any Automatic Conversion, Debentures to be converted shall be selected by the Trustee from outstanding Debentures by lot or pro rata (as near as may be) or by any other equitable method determined by the Trustee in its sole discretion. In the event that the Automatic Conversion Date occurs prior to November 3, 2007, the Company will pay the Make-Whole Interest Payment on the Automatic Conversion Date.

(b) In case the Company shall desire to exercise the right to convert the Debentures, in whole or in part, pursuant to this Section 15.12, it shall fix a date for the Automatic Conversion (the “Automatic Conversion Date”), and it, or at its request (which must be received by the Trustee at least ten (10) Business Days prior to the date the Trustee is requested to give notice as described below unless a shorter period is agreed to by the Trustee), the Trustee in the name of and at the expense of the Company, shall give notice of such Automatic Conversion (the “Automatic Conversion Notice”) at least twenty (20) and not more than thirty (30) days prior to the Automatic Conversion Date to the holders of the Debentures so to be converted at their addresses shown in the Debenture register (provided that if the Company shall give such Automatic Conversion Notice, it shall also give such Automatic Conversion Notice, and notice of the Debentures to be converted, to the Trustee).

67.

(c) Each Automatic Conversion Notice shall specify:

(1) the Debentures to be converted,

(2) the Automatic Conversion Date,

(3) the amount of the Make-Whole Interest Payment, if any, that shall be paid by the Company, the portion of such Make-Whole Interest Payment, if any, that shall be paid in cash, the portion of such Make-Whole Interest Payment, if any, that shall be paid by delivery of shares of Common Stock,

(4) the place or places where such Debentures are to be surrendered for conversion and accrued and unpaid Make-Whole Interest Payment, if any, and

(5) the Conversion Price then in effect.

(d) If the Automatic Conversion Notice has been given as above provided, on and after the Automatic Conversion Date (unless the Company shall default in the payment of the Make-Whole Interest Payment, if any), interest on such Debentures so converted shall cease to accrue and such Debentures shall be deemed no longer outstanding and the holders thereof shall have no right in respect of such Debentures except the right to receive the shares of Common Stock issuable upon conversion of the Debentures so converted and the Make-Whole Interest Payment, if any, due on such Debentures along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in this Article XV. All Debentures subject to the Automatic Conversion shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.8 hereof. On presentation and surrender of the Debentures as specified in said Automatic Conversion Notice, the Company shall issue and shall deliver a certificate or certificates for the number of full shares of Common Stock issuable upon conversion of the Debentures so converted and shall pay the Make-Whole Interest Payment, if any, due on such Debentures along with any cash in respect of any fractional shares of Common Stock arising from such conversion as provided in this Article XV (which payment, if any, shall be paid no later than five (5) Business Days after the presentation and surrender of the Debentures so converted). Notwithstanding the failure to present and surrender the Debentures as specified in the Automatic Conversion Notice, the effective date of the conversion of any Debentures subject to any Automatic Conversion that complies with this Section 15.12 shall be the Automatic Conversion Date.

(e) Notwithstanding the other provisions of this Section 15.12, in the event that on a proposed Automatic Conversion Date on or after November 3, 2007, the conversion shall result in an Event of Default or an Event of Default shall have occurred and be continuing, the Company may not convert the Debentures pursuant to this Section 15.12 and any Automatic Conversion Notice previously given pursuant to this Section 15.12 shall be of no effect.

(f) If any of the foregoing provisions or other provisions of this Section 15.12 are inconsistent with applicable law at the time of such Automatic Conversion, such law shall govern.

68.

Section 15.13 Make-Whole Interest Payment. Upon any conversion of the Debentures (whether pursuant to Section 15.1 or Section 15.12) prior to November 3, 2007, the Company shall make a payment (the “Make-Whole Interest Payment”) with respect to the Debentures so converted in an amount equal to the total value of the aggregate amount of interest that would have accrued and become payable on the Debentures from the Exchange Date through and including November 3, 2007, less any interest actually paid with respect to such Debentures prior to the date upon which such conversion becomes effective. The Company shall calculate the amount of the Make-Whole Interest Payment. The Company may elect to pay the Make-Whole Interest Payment or any portion thereof (i) in cash or, (ii) by delivering shares of Common Stock. In the event of an Automatic Conversion pursuant to Section 15.12 or a voluntary conversion pursuant to Section 15.1 on or following the date of an Automatic Conversion Notice (unless and until such Automatic Conversion Notice shall be deemed to have no effect), the number of shares to be delivered in the event the Company shall elect to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock shall be equal to (x) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (y) 150% of the Conversion Price (as adjusted pursuant to this Section 15) in effect on the effective date of such conversion. In all other circumstances in which the Company is required to make the Make-Whole Interest Payment and elects to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be delivered shall be equal to the greater of (1) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) 95% of the average of the Closing Price per share of Common Stock for the two consecutive Trading Days immediately preceding and including the first Trading Day prior to the effective date of such conversion; or (2) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) $2.00. All shares of Common Stock which may be issued upon payment of the Make-Whole Interest Payment (or any portion thereof) will be issued out of the Company’s authorized but unissued Common Stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

Section 15.14 Notification to Trustee. If the Company is obligated to pay any Make-Whole Interest Payment upon conversion of the Debentures pursuant to Section 15.1 or Section 15.12, it shall deliver to the Trustee a certificate setting forth (i) the amount of interest actually paid or provided for by the Company with respect to the affected Debentures prior to the conversion date applicable in Section 15.1 or the Automatic Conversion Date, and (ii) if such Make-Whole Interest Payment upon conversion is payable in Common Stock, the number of shares of Common Stock which is equal to the Make-Whole Interest Payment. Unless and until the Trustee shall receive such certificate, it shall not be charged with knowledge of the facts required by this Section 15.14 to be set forth therein. In no event will the Trustee be required to inquire into or verify the information required to be set forth in such certificate, other than the amount of interest actually paid by the Trustee as paying agent with respect to the affected Debentures. The Trustee need not inquire into or confirm any amount of interest “provided for” by the Company, unless such amount has actually been delivered to the Trustee as paying agent and is being held by the Trustee as paying agent pending distribution to the affected holders.

69.

ARTICLE XVI

MISCELLANEOUS PROVISIONS

Section 16.1 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company in this Indenture contained shall bind its successors and assigns whether so expressed or not.

Section 16.2 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

Section 16.3 Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to 1124 Columbia Street, Suite 130, Seattle, Washington 98104 Attention: Secretary or to an agent of the Company designated as permitted by this Indenture. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office, which office is, at the date as of which this Indenture is dated, located at 1420 5th Avenue, 7th Floor, PD-WA-T7CT, Seattle, WA 98101, Attention: Corporate Trust Department (Xcyte Therapies, Inc. 6% Convertible Subordinated Debentures).

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Debentureholder shall be mailed to him, her or it by first class mail, postage prepaid, at his, her or its address as it appears on the Debenture register and shall be sufficiently given to him, her or it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 16.4 Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York, and for all purposes shall be construed in accordance with the laws of New York, without regard to the conflict of laws provisions thereof.

Section 16.5 Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, including those actions set forth in Section 314(c) of the Trust Indenture Act, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

70.

Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.6 Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will not be a Business Day, then payment of such interest on or principal of the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period from and after such date.

Section 16.7 No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 16.8 Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

Section 16.9 Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any person, other than the parties hereto, any paying agent, any conversion agent, any authenticating agent, any Debenture registrar and their successors hereunder, the holders of Debentures and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 16.10 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

71.

Section 16.11 Authenticating Agent. The Trustee may appoint an authenticating agent which shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.4, 2.5, 2.6, 2.7 and 3.3, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a person eligible to serve as trustee hereunder pursuant to Section 8.9.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all holders of Debentures as the names and addresses of such holders appear on the Debenture register.

The Trustee agrees to pay to the authenticating agent from time to time reasonable compensation for its services (to the extent pre-approved by the Company in writing), and the Trustee shall be entitled to be reimbursed for such pre-approved payments, subject to Section 8.6.

The provisions of Sections 8.2, 8.3, 8.4, 9.3 and this Section 16.11 shall be applicable to any authenticating agent.

Section 16.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

U.S. Bank National Association hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

72.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly signed all as of the date first written above.

XCYTE THERAPIES, INC.

By:	/s/ Ronald J. Berenson
Title:	President & CEO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Carolyn Whalen
Title:	Vice President

EXHIBIT A - FORM OF DEBENTURE

[FORM OF FACE OF DEBENTURE]

A-1.

No.

$

XYTE THERAPIES, INC.

CUSIP: 98389F AA 9

6% Convertible Subordinated Debenture

Xcyte Therapies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to                                                              , or registered assigns, the principal sum of                                                               Dollars on                                 , and to pay interest on said principal sum semi-annually on May 1 and November 1 of each year, commencing on the first such date after the Exchange Date (as defined in the Indenture), at the rate per annum specified in the title of this Debenture, accrued from the May 1 or November 1, as the case may be, next preceding the date of this Debenture to which interest has been paid or duly provided for, unless the date of this Debenture is a date to which interest has been paid or duly provided for, in which case interest shall accrue from the date of this Debenture, or unless no interest has been paid or duly provided for on this Debenture, in which case interest shall accrue from the Exchange Date, until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after any April 15 or October 15, as the case may be, and before the following May 1 or November 1, this Debenture shall bear interest from such May 1 or November 1, respectively; provided, however, that if the Company shall default in the payment of interest due on such May 1 or November 1, then this Debenture shall bear interest from the next preceding May 1 or November 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on this Debenture, from the Exchange Date. The interest so payable on any May 1 or November 1 will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on the record date, which shall be the April 15 or October 15 (whether or not a Business Day) next preceding such May 1 or November 1, respectively, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Payment of the principal of and interest accrued on this Debenture shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, which shall initially be the office of the Trustee, or, at the option of the holder of this Debenture, at the Corporate Trust Office, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the registered address of the person entitled thereto; provided further that, with respect to any holder of Debentures with an aggregate principal amount equal to or in excess of $2,000,000, at the request of such holder in writing to the Company, interest on such holder’s Debentures shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by such holder to the Trustee and paying agent (if different from Trustee).

A-2.

Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on this Debenture to the prior payment in full of all Senior Indebtedness as defined in the Indenture and provisions giving the holder of this Debenture the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed under its corporate seal.

XCYTE THERAPIES, INC.

Dated	By:
Title:

Attest:

Secretary

A-3.

[FORM OF CERTIFICATE OF AUTHENTICATION]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debentures described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

A-4.

[FORM OF REVERSE OF DEBENTURE]

XCYTE THERAPIES, INC.

6% Convertible Subordinated Debenture

This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 6% Convertible Subordinated Debentures (herein called the “Debentures”), limited to the aggregate principal amount of $                     all issued or to be issued under and pursuant to an Indenture, dated as of November 3, 2004 (herein called the “Indenture”), between the Company and U.S. Bank National Association (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued interest on all Debentures may be declared, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority of the aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, or impair or adversely affect the right of any Debentureholder to institute suit for the payment thereof, or make the principal thereof or interest or premium, if any, thereon payable in any coin or currency other than that provided in the Debentures, or modify the provisions of the Indenture with respect to the subordination of the Debentures in a manner adverse to the Debentureholders, or impair, or change in any respect adverse to the holders of the Debentures, the right to convert the Debentures into Common Stock subject to the terms set forth in the Indenture, including Section 15.6 thereof, without the consent of the holder of each Debenture so affected or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Debentures then outstanding or reduce the percentage of Debentures, the holder of which are required to consent to any waiver or modify any of the provisions of Section 7.7 or Section 11.2 of the Indenture, except to increase any such percentage or to provide that certain of the provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debenture. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of the Debentures, the holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (i) a default in the payment of interest or premium, if any, on, or the principal of, any of the Debentures, (ii) a failure by the

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Company to convert any Debentures into Common Stock of the Company or (iii) a default in respect of a covenant or provision in the Indenture which cannot be modified or waived without the consent of the holders of all Debentures then outstanding affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, as defined in the Indenture, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his, her or its attorney in fact for such purpose.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Debentures are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

The Debentures will not be redeemable at the option of the Company prior to November 6, 2007. On or after such date and prior to maturity the Debentures may be redeemed at the option of the Company as a whole, or from time to time in part, upon mailing a notice of such redemption not less than 20 nor more than 60 days before the date fixed for redemption to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount), together in each case with accrued interest to, but excluding, the date fixed for redemption.

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If redeemed during the 12-month period beginning on November 1 of the years shown below (beginning on November 6, 2007 and ending on October 31, 2008, in the case of the first such period):

YEAR	PERCENTAGE
2007	104.2%
2008	103.6
2009	103.0
2010	102.4
2011	101.8
2012	101.2
2013	100.6

and 100% at November 1, 2014 and thereafter.

The Debentures are not subject to redemption through the operation of any sinking fund.

Subject to the provisions of the Indenture, the holder hereof has, at its option, the right, at any time or on or prior to the close of business on the twenty-fifth anniversary of the Exchange Date (or, as to all or any portion hereof called for redemption, prior to the close of business on the next Business Day preceding the date fixed for redemption (unless the Company shall default in payment due upon redemption)), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Company’s Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $2.35 or such conversion price as adjusted from time to time in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture and this Debenture, to the Company at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his, her or its duly authorized attorney. No adjustment in respect of interest or dividends will be made upon any conversion; provided, however, that if this Debenture shall be surrendered for conversion during the period from the close of business on any record date for the payment of interest through the close of business on the Business Day next preceding the following interest payment date, this Debenture (unless (a) it or the portion being converted shall have been called for redemption and a notice of redemption has been mailed to the holders of the Debentures pursuant to Section 3.2 of the Indenture or (b) the Company has elected to automatically convert it or a portion thereof and has issued an Automatic Conversion Notice pursuant to Section 15.12 of the Indenture) must be accompanied by an amount, in funds acceptable to the Company, equal to the interest otherwise payable on such interest payment date on the principal amount being converted. No fractional shares of Common Stock will be issued upon any conversion, but an adjustment in cash will be paid to the holder, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

The Company may elect to automatically convert all or any portion of this Debenture at any time prior to maturity if the Closing Price of the Company’s Common Stock has exceeded 150% of the Conversion Price for at least 20 Trading Days during a 30-day Trading Day period, ending within five Trading Days prior to the date of the Automatic Conversion Notice. If fewer

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than all the outstanding Debentures are to be converted in connection with any Automatic Conversion, Debentures to be converted shall be selected by the Trustee from outstanding Debentures by lot or pro rata (as near as may be) or by any other equitable method determined by the Trustee in its sole discretion.

(a) Upon any conversion of the Debentures (whether pursuant to Section 15.1 or Section 15.12 of the Indenture) prior to November 3, 2007, the Company shall make a payment (the “Make-Whole Interest Payment”) with respect to the Debentures so converted in an amount equal to the total value of the aggregate amount of interest that would have accrued and become payable on the Debentures from the Exchange Date through and including November 3, 2007, less any interest actually paid with respect to such Debentures prior to the date upon which such conversion becomes effective. The Company shall calculate the amount of the Make-Whole Interest Payment. The Company may elect to pay the Make-Whole Interest Payment or any portion thereof (i) in cash or, (ii) by delivering shares of Common Stock. In the event of an Automatic Conversion pursuant to Section 15.12 of the Indenture or a voluntary conversion pursuant to Section 15.1 on or following the date of an Automatic Conversion Notice (unless and until such Automatic Conversion Notice shall be deemed to have no effect), the number of shares to be delivered in the event the Company shall elect to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock shall be equal to (x) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (y) 150% of the Conversion Price (as adjusted pursuant to Section 15 of the Indenture) in effect on the effective date of such conversion. In all other circumstances in which the Company is required to make the Make-Whole Interest Payment and elects to make the Make-Whole Interest Payment (or any portion thereof) in shares of Common Stock, the number of shares of Common Stock to be delivered shall be equal to the greater of (1) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) 95% of the average of the Closing Price per share of Common Stock for the two consecutive Trading Days immediately preceding and including the first Trading Day prior to the effective date of such conversion; or (2) (A) the Make-Whole Interest Payment (or any portion thereof that the Company elects to pay in shares of Common Stock) divided by (B) $2.00.

Any Debentures called for redemption, unless surrendered for conversion on or before the close of business on the date fixed for redemption, may be deemed to be purchased from the holder of such Debentures at an amount equal to the applicable redemption price, together with accrued interest to the date fixed for redemption, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Debentures from the holders thereof and convert them into Common Stock of the Company and to make payment for such Debentures as aforesaid to the Trustee in trust for such holders.

Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, which shall initially be an Affiliate of the Trustee, or at the option of the holder of this Debenture, at the Corporate Trust Office, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith, and bearing restrictive legends required by the Indenture.

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The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor any other conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Custodian

TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act

(Cust)	(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common
(State)

Additional abbreviations may also be used

though not in the above list.

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[FORM OF CONVERSION NOTICE]

CONVERSION NOTICE

To:

The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any shares issuable and deliverable or check in payment of any Make-Whole Interest Payment, if any, and any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Debentures to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

Fill in for registration of shares if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted (if less than all):
$ ,000

Social Security or Other Taxpayer Identification
Number

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[FORM OF ASSIGNMENT]

For value received                                      hereby sell(s), assign(s) and transfer(s) unto                                      (Please insert social security or Taxpayer Identification Number of assignee) the Debenture, and hereby irrevocably constitutes and appoints                                      attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.

Unless the appropriate box below is checked, the undersigned confirms that such Debenture is not being transferred to the Company or an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”).

☐	The transferee is an Affiliate of the Company

☐	The transferee is the Company

Dated:

Signature(s)

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17AD-15 if shares of Common Stock are to be issued, or Debentures are to be delivered, other than to and in the name of the registered holder.

Signature Guarantee

NOTICE: The signature on the conversion notice, or the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

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